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                                                                     EXHIBIT 2.7

                                                                  EXECUTION COPY

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                               SECURITY AGREEMENT

                                     MADE BY

           CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.

                                       TO

             BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH,
                          AS OFFSHORE COLLATERAL AGENT

                          DATED AS OF FEBRUARY 26, 2004

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                                TABLE OF CONTENTS

Section 1.        Definitions; Rules of Construction.......................................       1
Section 2.        Pledge and Grant of Security.............................................       1
Section 3.        Security for Obligations.................................................       5
Section 4.        Borrower Remains Liable..................................................       5
Section 5.        Continuing Security Interest; Release....................................       5
Section 6.        Representations and Warranties...........................................       6
Section 7.        Further Assurances.......................................................       7
Section 8.        Filing of Financing Statements; Chief Executive Office...................       8
Section 9.        Offshore Collateral Agent Appointed Attorney-in-Fact.....................       8
Section 10.       The Offshore Collateral Agent's Duties...................................       9
Section 11.       Remedies and Waivers.....................................................       9
Section 12.       [Intentionally Omitted]..................................................      11
Section 13.       Amendments; Etc..........................................................      11
Section 14.       Notices..................................................................      11
Section 15.       Severability.............................................................      11
Section 16.       Reinstatement............................................................      11
Section 17.       GOVERNING LAW............................................................      11
Section 18.       WAIVER OF JURY TRIAL.....................................................      11
Section 19.       Submission to Jurisdiction...............................................      12
Section 20.       Incorporation by Reference...............................................      13
Section 21.       Execution in Counterparts................................................      13
Section 22.       Headings.................................................................      13
Section 23.       Successors and Assigns...................................................      13

                                       (i)

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      SECURITY AGREEMENT, dated as of February 26, 2004 (this "Agreement"), made by CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Borrower"), to BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH, as Offshore
Collateral Agent (together with its successors in such capacity, the "Offshore Collateral Agent") on behalf of and for the benefit of the Secured Parties (as defined in the Common Agreement referred to below).

                             PRELIMINARY STATEMENTS

      1. The Borrower has entered into a Common Agreement, dated as of February 26, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Common Agreement"), by and among WestLB AG, New York Branch ("WestLB"), as intercreditor agent, each of the banks and other financial institutions listed on the signature pages thereto as lenders, WestLB, as facility administrative agent, Citibank, N.A., as Note Trustee, Banco Santander Central Hispano, S.A., New York Branch, as Offshore Collateral Agent, Banco Santander Mexicano, S.A., as Onshore Collateral Agent and the other Creditors (as defined therein) and Creditor Representatives (as defined therein) from time to time party thereto. Pursuant to the Common Agreement and other Financing Documents (as defined in the Common Agreement), the Creditors have agreed to make available to the Borrower the financing for the Project (as defined in the Common Agreement) described therein (the "Financing").

      2. Pursuant to the Common Agreement, the Offshore Collateral Agent has been appointed as Offshore Collateral Agent with the authority to act on behalf of the Secured Parties with respect to the U.S. Collateral (as defined herein).

      3. It is a condition precedent to the Creditors making the Financing available to the Borrower that this Agreement shall have been executed and delivered by the parties hereto.

      NOW, THEREFORE, in consideration of the foregoing and in order to induce the Creditors to enter into the Common Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and further acknowledging that the Secured Parties intend to rely on the undertakings of the Borrower hereunder, the parties hereto agree as follows:

      Section 1. Definitions; Rules of Construction. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Common Agreement. Further, unless otherwise defined herein or in the Common Agreement, terms used in Article 9 of the Uniform Commercial Code in effect in the State of New York (the "UCC") are used herein as therein defined. The principles of construction set forth in Sections 1.02 and 1.03 of the Common Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

      Section 2. Pledge and Grant of Security. The Borrower hereby pledges to the Offshore Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Offshore Collateral Agent for the benefit of the Secured Parties, a security interest in, and lien on, all of the Borrower's estate, right, title and interest in, to and under the following, whether now owned or hereafter acquired (the "U.S. Collateral"):

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      (a) all fixtures, appliances, machinery, furniture, or other equipment of any nature whatsoever, and of every kind in description, now or at any time hereafter in the possession or control of the Borrower (including, without limitation, all "equipment" as that term is defined in the UCC); all water, wastewater, sewer, storm sewer, electric, telephone communications, electronic communications, transmission, steam, oil, gas and related lines, systems and facilities; and other equipment similar or dissimilar, used or useable in connection with the Project;

      (b) all inventory (including, without limitation, all "inventory" as that term is defined in the UCC) and other tangible personal property held for sale by the Borrower, in all of its forms, wherever located, and rights therein owned or possessed by the Borrower or for its benefit including, but not limited to,
(i) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind and (ii) goods that are returned to or repossessed by the Borrower;

      (c) all accounts or claims for the payment of money or other consideration, contract rights, letter-of-credit rights, chattel paper (whether tangible or electronic), documents, instruments (including, without limitation, promissory notes), general intangibles (including, without limitation, payment intangibles and software) and other rights or obligations of every kind, now or hereafter existing, whether or not arising out of, or in connection with, any sale, lease, exchange or other disposition of inventory or goods or the provision or rendering of any service by or to the Borrower; all tax refunds, tax refund claims or guarantee claims held by or granted to the Borrower; and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, claims, contract rights, letter-of-credit rights, chattel paper, documents, instruments, general intangibles or obligations;

      (d) all rents, revenues, issues, profits, dividends, royalties, income, commissions, products, payments, receipts, proceeds and other benefits derived in any manner by, or payable in any manner to or for the benefit of or at the direction of, or owned, held or possessed by, the Borrower in connection with the acquisition, engineering, procurement, construction, ownership, use, possession, leasing, operation, repair, maintenance or conduct of the Project or of any of the U.S. Collateral, including, without limitation, all amounts required to be deposited into any Offshore Account pursuant to Article III of the Depositary Agreement;

      (e) all environmental and other licenses, permits and approvals of any Federal, State, municipal or other governmental department, commission, board, bureau, agency, court or other instrumentality, domestic or foreign, now or hereafter held by the Borrower or in which the Borrower may have an interest and relating to the supply, operation, maintenance or use and occupancy of the Project, including, without limitation, those specified on Schedule 5.01(c) to the Common Agreement, except that any such license, permit or approval which as a matter of law or under the terms thereof is not assignable is hereby excluded from such lien and security interest to the extent that and for such time as the same shall not be so assignable;

      (f) all rights under any franchises, inventions, designs, trade secrets, tradenames, patents, patent applications, trademarks, trademark applications, copyrights and the goodwill related thereto, now owned or hereafter acquired by the Borrower with the rights to all renewals thereof;

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      (g) all policies of insurance, now or hereafter held by the Borrower (as specified on Schedule 6.01(d) to the Common Agreement), including, without limitation, builder's risk, casualty and liability, business interruption, contingent business interruption and any title insurance, and including all proceeds therefrom, and (ii) all other rights, remedies, benefits and privileges of the Borrower under all held policies of insurance, including, without limitation, all rights to terminate, amend, supplement, modify or waive performance under the held insurance policies and to compel performance and otherwise to exercise all rights and remedies thereunder;

      (h) all information, data, plans, blueprints, designs, recorded knowledge, surveys, architectural, structural, mechanical and engineering plans and specifications, studies, reports and drawings, test reports, manuals, material standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs (whether owned, leased or licensed or to which the Borrower otherwise has any estate, right, title or interest, including, without limitation, any that at any time evidence or contain information relating to the Borrower, the Project or the U.S. Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon), all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data and drawings prepared by or on behalf of the Borrower for the construction, acquisition, occupancy, use, operation, maintenance, repair or restoration of the Project or any part thereof;

      (i) all compensation, awards, damages, judgments, settlements, payments, rights of action and proceeds arising from or in connection with any Taking or use or other action by any lawful power or authority by exercise of the right of condemnation, eminent domain, requisition, seizure, forfeiture or any similar action with respect to any of the U.S. Collateral or the Project (or any portion thereof);

      (j) all balances, credits, deposits, deposit and securities accounts or monies whether now or hereafter existing, whether or not (i) in the possession or control of the Borrower, (ii) in the possession or control of, or in transit to, the Offshore Depositary Bank or the Offshore Collateral Agent, including, without limitation, all Account Collateral (as such term is defined in the Depositary Agreement) or (iii) held by third parties having notice of the security interest created by this Agreement; all monies, documents and instruments required to be deposited with the Intercreditor Agent, the Offshore Collateral Agent or the Offshore Depositary Bank pursuant to any term of this Agreement or any of the other Financing Documents, including, without limitation, all amounts held or deposited in any bank account held by the Borrower or on its behalf;

      (k) each and all of the agreements now existing or hereafter entered into by the Borrower relating to the development, construction and completion of the Project, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement and the Common Agreement (the agreements described in this subsection (k), as so amended, supplemented or modified, being the "Pledged Agreements"), including, without limitation, all rights of the Borrower (i) to receive moneys due and to become due under or pursuant to the Pledged Agreements, to compel performance and otherwise to exercise all remedies thereunder, including, without limitation, all rights to make determinations, to exercise any election or option contained in such agreements (including, but not limited to,

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termination thereof), to give or receive any notice or consent, to demand and receive any property that is the subject of any of the Pledged Agreements and to file any claims, (ii) to receive the proceeds of any claim for damages arising out of or for breach of any Pledged Agreement and proceeds of any insurance, indemnity, warranty, letter of credit, keep-well, credit support or guaranty with respect to the Pledged Agreements, (iii) to all claims, actions and causes of action under the Pledged Agreements, including, without limitation, all claims, actions and causes of action for damages arising out of or for breach of or default under the Pledged Agreements, and (iv) to all other rights, remedies, benefits and privileges under the Pledged Agreements, including, without limitation, all rights to terminate, amend, supplement, modify or waive performance under the Pledged Agreements, to perform thereunder and to compel performance and otherwise to exercise all rights and remedies thereunder;

      (l) to the extent not included in subsections (a) through (k) above, or excepted therein, all other personal property of the Borrower of any kind or description whatsoever, wherever located, whether now owned or hereafter acquired, tangible or intangible; and

      (m) all accessions and additions to, substitutions for, and all replacements, products and proceeds of any and all of the U.S. Collateral and, to the extent not otherwise included, (i) all proceeds that constitute property of the types described in subsections (a) through (l) above, (ii) payments under insurance (whether or not the Offshore Collateral Agent is the loss payee thereof or an additional insured thereunder), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the U.S. Collateral, (iii) any other amounts from time to time paid or payable under or in connection with any of the U.S. Collateral and (iv) cash;

provided, that notwithstanding the description of the assets above or anything set forth in this Agreement or any other Financing Document, the Borrower hereby pledges to the Offshore Collateral Agent for the benefit of the Facility Administrative Agent and the Lenders (and not for any other Secured Party) and hereby grants to the Offshore Collateral Agent for the benefit of the Facility Administrative Agent and the Lenders (and not for any other Secured Party), a security interest in, and lien on, all of the Borrower's present and future estate, right, title and interest in, to and under (all of the following, collectively, the "Lender Collateral"): (i) the Interest Rate Cap (other than any payments from the Interest Rate Cap provider as the result of any early termination of the Interest Rate Cap), (ii) the Dollar Disbursement Account (including the Cap Sub-Account), and all cash, cash equivalents, financial assets, payments, securities, investments, investment property, security entitlements, instruments, other amounts and other Property at any time held, maintained or carried in, or on deposit in or credited to, any such account (including any income or gain earned thereon and any proceeds thereof), (iii) all rights, claims and causes of action, if any, that the Borrower may have against any Person in respect of the foregoing and (iv) all products and proceeds of any or all of the foregoing; and

provided, further, that notwithstanding the description of the assets above, the U.S. Collateral shall not include any of the Borrower's present and future right, title and interest in and to: (i) the Note Interest Account, the Note Proceeds Account and the Note Prepayment Account (including all sub-accounts thereof), (ii) all cash, cash equivalents, securities, investments, financial assets, Security Entitlements (as defined in the Noteholder Depositary Agreement), payments, other amounts, and all other items of property from time to time held, maintained or carried in, or

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credited or deposited in, any of the Noteholder Accounts, including Permitted
Investments, (iii) all rights, claims and causes of action, if any, that the Borrower may have against any Person in respect of the foregoing and (iv) all proceeds of any or all of the foregoing; and

provided, finally, that notwithstanding the description of the assets and rights above, the U.S. Collateral shall not include any assets or rights of the Borrower pledged to the Onshore Collateral Agent pursuant to the Borrower Pledge Agreement.

      Section 3. Security for Obligations

      (a) This Agreement secures the prompt and complete payment and performance of all the Obligations; provided that, notwithstanding the foregoing, the Lender Collateral solely secures the prompt and complete payment and performance of all the Obligations to, or for the benefit of, the Facility Administrative Agent and the Lenders. Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts that constitute part of the Obligations and would be owed by the Borrower to the Secured Parties (or, with respect to the Lender Collateral, to the Offshore Collateral Agent for the benefit of the Facility Administrative Agent and the Lenders) but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

      (b) The only lien on, and security interest in, the Note Collateral shall be that pledged by the Borrower to the Note Trustee (on behalf of the Note Holders) pursuant to the Noteholder Security Agreement.

      Section 4. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Pledged Agreements and the other contracts and agreements included in the U.S. Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Offshore Collateral Agent of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the Pledged Agreements or the other contracts and agreements included in the U.S. Collateral and (c) neither the Offshore Collateral Agent nor any Secured Party shall have any obligation or liability under the Pledged Agreements or the other contracts and agreements included in the U.S. Collateral by reason of this Agreement, nor shall the Offshore Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim pledged hereunder.

      Section 5. Continuing Security Interest; Release.

      (a) This Agreement shall create a continuing security interest in the U.S. Collateral and shall remain in full force and effect until the indefeasible payment and performance in full of the Obligations (or, in the case of the Lender Collateral, until indefeasible payment and performance in full of all the Obligations to, or for the benefit of, the Facility Administrative Agent and the Lenders).

      (b) The Borrower agrees that this Agreement, the security interest granted pursuant to this Agreement and all rights, remedies, powers and privileges provided to the Offshore Collateral Agent under this Agreement are in addition to, and not in any way affected or limited

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by, any other security now or at any time held by the Offshore Collateral Agent or the Note Trustee to secure payment and performance of all or any portion of the Obligations.

      (c) Upon the indefeasible payment and performance in full of the Obligations (or, in the case of the Lender Collateral, the indefeasible payment and performance in full of the Obligations to, or for the benefit of, the Facility Administrative Agent and the Lenders), and subject to the provisions of this Agreement, the security interest granted herein shall terminate and all rights to the U.S. Collateral shall revert to the Borrower. Upon any such payment and termination, and upon written notice from the Intercreditor Agent, the Offshore Collateral Agent will, at the Borrower's sole expense, deliver to the Borrower, without any representations, warranties or recourse of any kind whatsoever, except that the Offshore Collateral Agent is conveying back or releasing to the Borrower such interest in the U.S. Collateral (or the Lender Collateral, as applicable) as was conveyed to it hereunder, all U.S. Collateral (or the Lender Collateral, as applicable) held by the Offshore Collateral Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

      (d) Upon any sale, lease, transfer or other disposition of any U.S. Collateral permitted under the Common Agreement and this Agreement, the Offshore Collateral Agent will, at the Borrower's request and expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the release of such U.S. Collateral from the Lien created hereunder.

      Section 6. Representations and Warranties. The Borrower represents and warrants as follows (such representations and warranties being made as of the date hereof):

      (a) The Borrower's exact legal name is Constructora Internacional de Infraestructura, S.A. de C.V.

      (b) The chief executive office of the Borrower is located at the Borrower's address specified on the signature pages hereto.

      (c) The Borrower is the legal and beneficial owner of the U.S. Collateral free and clear of any Lien, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the U.S. Collateral is on file in any recording office, except such as may have been filed in favor of WestLB AG, New York Branch as collateral agent in connection with the Interim Security Documents and in favor of the Offshore Collateral Agent relating to this Agreement or in connection with any other Transaction Document.

      (d) This Agreement creates a valid security interest in the U.S. Collateral under the laws of the State of New York, securing the prompt and complete payment and performance of the Obligations or, in the case of the Lender Collateral, the prompt and complete payment and performance of all the Obligations to, or for the benefit of, the Facility Administrative Agent and the Lenders. To the extent that (i) Mexican law does not govern perfection of the security interest of the Offshore Collateral Agent in the U.S. Collateral and
(ii) the filing of a UCC financing statement is effective to perfect such security interest, upon the filing of a UCC financing statement in the office of the Recorder of Deeds of the District of Columbia, naming

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the Borrower, as debtor, and the Offshore Collateral Agent, as secured party, the security interest of the Offshore Collateral Agent in such U.S. Collateral will be, prior to the date on which the security interest created under the Security Agreement, dated as of March 31, 2003 (the "Interim Security Agreement"), made by the Borrower to WestLB AG, New York Branch terminates, a perfected second priority security interest and, following the date on which such security interest created under the Interim Security Agreement terminates, a perfected first priority security interest.

      (e) The terms of the Depositary Agreement are sufficient to perfect the security interest in the Account Collateral pledged by the Borrower hereunder, and such security interest, as so perfected, has, prior to the date on which the security interest created under the Depositary Agreement, dated as of March 31, 2003 (the "Interim Depositary Agreement"), among the Borrower and WestLB AG, New York Branch, as administrative agent, collateral agent and offshore depositary bank, terminates, second priority and, following the date on which such security interest created under the Interim Depositary Agreement terminates, will have first priority.

      (f) The Borrower has delivered to the Offshore Collateral Agent an originally executed copy, or a copy certified by a Representative of the Borrower as being true, correct and complete, of each of the Pledged Agreements.

      Section 7. Further Assurances

      (a) The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Offshore Collateral Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Offshore Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any U.S. Collateral. Without limiting the generality of the foregoing, the Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, with a copy thereof to the Offshore Collateral Agent, as may be necessary or desirable, or as the Offshore Collateral Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

      (b) The Borrower shall, if any U.S. Collateral shall be evidenced at any time by a promissory note or other instrument or chattel paper, deliver and pledge to the Offshore Collateral Agent hereunder such note, instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Offshore Collateral Agent.

      (c) The Borrower shall furnish to the Offshore Collateral Agent from time to time statements and schedules further identifying and describing the U.S. Collateral and such other reports in connection with the U.S. Collateral as the Offshore Collateral Agent may request, all in reasonable detail.

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      Section 8. Filing of Financing Statements; Chief Executive Office.

      (a) The Borrower hereby authorizes the Offshore Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the U.S. Collateral without the signature of the Borrower where permitted by Law. A photocopy or other reproduction of this Agreement or any security agreement or financing statement covering the U.S. Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

      (b) The Borrower shall keep its chief executive office at the location therefor specified in Section 6(b) hereof or, upon thirty (30) calendar days' prior written notice to the Offshore Collateral Agent, at such other location where all action required to protect, preserve and maintain the lien and security interest created hereby and the priority thereof shall have been taken with respect to the U.S. Collateral.

      Section 9. Offshore Collateral Agent Appointed Attorney-in-Fact.

      (a) The Borrower hereby appoints the Offshore Collateral Agent as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Offshore Collateral Agent's discretion at any time that an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument which the Offshore Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. Such appointment is coupled with an interest and is irrevocable.

      (b) Anything herein contained to the contrary notwithstanding, neither the Offshore Collateral Agent nor any Secured Party nor any of their respective nominees or assignees shall have any obligation or liability by reason of or arising out of this Agreement to make any inquiry as to the nature or sufficiency of, to present or file any claim with respect to, or to take any action to collect or enforce the payment of, any amounts to which they may be entitled at any time or times by virtue of this Agreement or exercise any powers granted or conferred to them hereunder.

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      Section 10. The Offshore Collateral Agent's Duties. The powers conferred on the Offshore Collateral Agent hereunder are solely to protect its interest in the U.S. Collateral or any portion thereof and shall not impose any duty upon it to exercise any such powers. Except as otherwise set forth in the Common Agreement and for the safe custody of any U.S. Collateral in its possession and the accounting for moneys actually received by it hereunder and as otherwise required by law, the Offshore Collateral Agent shall have no duty as to any U.S. Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any U.S. Collateral and no such duties shall be implied as arising hereunder. The Offshore Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any U.S. Collateral in its possession if such U.S. Collateral is accorded treatment substantially equal to that which it accords its own property and no such duties shall be implied as arising hereunder.

      Section 11. Remedies and Waivers.

      (a) If an Event of Default shall have occurred and be continuing:

            (i) The Offshore Collateral Agent may exercise in respect of any U.S. Collateral, in addition to other rights and remedies provided for herein or under the Financing Documents or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC, and also may (i) require the Borrower to, and the Borrower hereby agrees that the Borrower shall at its expense and upon request of the Offshore Collateral Agent forthwith, assemble all or part of the U.S. Collateral as directed by the Offshore Collateral Agent and make it available to the Offshore Collateral Agent at a place to be designated by the Offshore Collateral Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the U.S. Collateral or any part thereof in one or more parcels at public or private sale, at any of the Offshore Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Offshore Collateral Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Offshore Collateral Agent shall not be obligated to make any sale of U.S. Collateral regardless of notice of sale having been given. The Offshore Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (ii) Any cash held by the Offshore Collateral Agent as U.S. Collateral (including, without limitation, all Account Collateral) and all cash proceeds received by the Offshore Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the U.S. Collateral may, in the discretion of the Offshore Collateral Agent, be held by the Offshore Collateral Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Offshore Collateral Agent for the benefit of the Secured Parties or, in the case of the Lender Collateral, for the benefit of the Facility Administrative Agent and the Lenders, as against all or any part of the Obligations that are then due and owing (or, in the case of the

      Lender Collateral, as against all or any part of the Obligations that are then due and owing to, or for the benefit of, the Facility Administrative Agent and the Lenders) in accordance with the terms of the Common Agreement and the Intercreditor Agreement.

            (iii) The Offshore Collateral Agent may exercise any and all rights and remedies of the Borrower under or in respect of the Account Collateral.

            (iv) The Offshore Collateral Agent may exercise all other rights and remedies permitted by law or in equity.

      (b) The Borrower hereby waives presentment, demand, protest, advertisement or any notice (to the extent permitted by Law) of any kind in connection with this Agreement or all or any portion of the U.S. Collateral or the exercise by the Offshore Collateral Agent of any right or remedy hereunder or in respect thereof.

      (c) THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE OFFSHORE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE U.S. COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE.

      (d) The Borrower hereby further waives, to the extent permitted by Law, and releases the Offshore Collateral Agent from:

            (i) all claims, damages and demands against the Offshore Collateral Agent arising out of the repossession, retention or sale of all or any part of the U.S. Collateral, except any damages that are the direct result of the Offshore Collateral Agent's gross negligence or willful misconduct;

            (ii) all claims, damages and demands against the Offshore Collateral Agent arising by reason of the fact that the price at which the U.S. Collateral, or any part thereof, may have been sold at a private sale was less than the price that might have been obtained at public sale or was less than the aggregate amount of the Obligations (or, with respect to the Lender Collateral, the Obligations to, or for the benefit of, the Facility Administrative Agent and the Lenders), even if the Offshore Collateral Agent accepts the first offer received that the Offshore Collateral Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the U.S. Collateral, or any portion thereof, to more than one offeree;

            (iii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Offshore Collateral Agent's rights hereunder; and

            (iv) all equities or rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any Law in order to prevent or delay the enforcement of this Agreement or the absolute sale or other disposition of the U.S.

      Collateral or any portion thereof, and the Borrower, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Laws.

      (e) To the extent permitted by Law, any sale of, or the grant of options to purchase, or any other realization upon, any U.S. Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Borrower therein and thereto, and shall be a perpetual bar both at law and in equity against the Borrower and against any and all Persons claiming or attempting to claim the U.S. Collateral so sold, option or realized upon, or any part thereof, from, through and under the Borrower.

      Section 12. [Intentionally Omitted]. Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Offshore Collateral Agent, and then such waiver or consent shall be effective only in the specific instances and for the specific purpose for which given. No delay on the part of the Offshore Collateral Agent or any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by the Offshore Collateral Agent or any such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 14. Notices. All notices and other communications hereunder shall be given in the manner set forth in the Common Agreement.

      Section 15. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

      Section 16. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Offshore Collateral Agent in respect of any or all of the Obligations is rescinded or must otherwise be restored or returned by the Offshore Collateral Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

      Section 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Section 18. WAIVER OF JURY TRIAL. THE BORROWER AND BY ITS ACCEPTANCE HEREOF, THE OFFSHORE COLLATERAL AGENT, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER.

      Section 19. Submission to Jurisdiction.

      (a) Each of the parties hereto hereby (i) expressly and irrevocably submits and consents to the jurisdiction of any State or Federal court located in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any of such courts, in any action to resolve any controversy or claim arising out of this Agreement, (ii) agrees that all claims in such action may be decided in any such court, (iii) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, (iv) irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such court, (v) to the extent the Borrower has or hereafter may acquire any immunity (sovereignty or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its properties, the Borrower irrevocably waives and agrees not to plead or claim such immunity in respect of its Obligations under this Agreement, and (vi) consents to the service of process by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, or by personal service within or without the State of New York, at the address for notices referred to in Section 14. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Furthermore, each party hereby submits to the competent courts of its corporate domicile in any action or proceeding against it in connection with this Agreement. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction.

      (b) The Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf and on behalf of its properties, service of process that may be served in any such action. Service upon the Process Agent shall be deemed to be personal service on the Borrower and shall be legal and binding upon the Borrower for all purposes notwithstanding any failure to mail copies of such legal process to the Borrower, or any failure on the part of the Borrower to receive the same. The Borrower agrees that it shall at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties, and, in the event that for any reason the Process Agent shall not serve as agent for the Borrower to receive service of process in the State of New York on its behalf, the Borrower shall promptly appoint a successor satisfactory to the Intercreditor Agent so to serve, advise the Intercreditor Agent thereof, and deliver to the Intercreditor Agent evidence in writing of the successor agent's acceptance of such appointment. Nothing herein shall affect the right of any party to effect service of process in any other manner permitted by applicable law.

      (c) To the extent the Borrower may, in any action or proceeding arising out of or relating to this Agreement brought in Mexico or elsewhere, be entitled under applicable Law to require or claim that any Secured Party post security for costs or take similar action, the Borrower hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

      Section 20. Incorporation by Reference. Any provisions of the Common Agreement (together with definitions as used therein and the ancillary provisions related thereto) that are incorporated by reference herein shall be incorporated herein, mutatis mutandis.

      Section 21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

      Section 22. Headings. The headings of the various articles, sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

      Section 23. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Offshore Collateral Agent (acting on the instructions of the Creditors as provided in the Common Agreement and the Intercreditor Agreement). Without limiting the foregoing, if any Creditor assigns or otherwise transfers all or any portion of its rights in the Obligations to the extent and in the manner provided in the Credit Agreement or the Note Indenture, as applicable, such assignee, as a Creditor, shall thereupon become vested with all the benefits in respect thereof granted to the Creditors herein or otherwise.

         IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                           CONSTRUCTORA INTERNACIONAL
                           DE INFRAESTRUCTURA, S.A. DE C.V.

                           By:___________________________
                               Name:
                               Title:

                           Address:

                           Constructora Internacional de Infraestructura, S.A. de C.V.
                           c/o Empresas ICA, Sociedad Controladora, S.A.
                           de C.V.
                           Mineria 145, Edificio D, 3 Piso
                           11800 Mexico, D.F., Mexico
                           Attention: Dr. Jose Luis Guerrero A.
                           Telephone:  (5255) 5272-9991 ext. 2060

                     [Signature Page to Security Agreement]

Agreed and Accepted:

BANCO SANTANDER CENTRAL HISPANO
S.A., NEW YORK BRANCH, not in its individual capacity, but solely as Offshore Collateral Agent

By: ____________________________________
Name:
Title:

By:_____________________________________
Name:
Title:

                     [Signature Page to Security Agreement]